Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Second Quarter 2022 Results

WESTFORD, Mass., August 2, 2022 - Kadant Inc. (NYSE: KAI) reported its financial results for the second quarter ended July 2, 2022.

Second Quarter Financial Highlights
•Bookings increased 25% to $266 million.
•Revenue increased 13% to $222 million.
•Net income increased 14% to $26 million.
•GAAP diluted EPS increased 14% to $2.24.
•Adjusted diluted EPS increased 11% to $2.24.
•Adjusted EBITDA increased 11% to a record $46 million and represented 20.7% of revenue.
•Operating cash flow decreased 58% to $19 million.
•Backlog was a record $379 million.

Note: Percent changes above are based on comparison to the prior year period. Adjusted diluted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“Our strong performance continued into the second quarter with outstanding bookings and record adjusted EBITDA,” said Jeffrey L. Powell, president and chief executive officer of Kadant. “In the second quarter we delivered solid margins and revenue growth of 13 percent led by our Flow Control segment. Our global workforce once again navigated through supply chain constraints and inflationary pressures to deliver remarkable value to our customers. New order activity from both aftermarket parts and capital contributed to a sixth consecutive record quarterly backlog placing us in an excellent position to finish the year strong.”

Second Quarter 2022 compared to 2021
Revenue increased 13 percent to $221.6 million compared to $195.8 million in 2021. Organic revenue increased eight percent, which excludes a 10 percent increase from acquisitions and a five percent decrease from the unfavorable effect of foreign currency translation. Gross margin was 43.3 percent compared to 43.6 percent in 2021.

GAAP diluted earnings per share (EPS) increased 14 percent to $2.24 compared to $1.96 in 2021. Adjusted diluted EPS increased 11 percent to $2.24 compared to $2.01 in 2021. Adjusted diluted EPS excludes $0.05 of acquisition costs in 2021. Net income increased 14 percent to $26.2 million compared to $22.9 million in 2021. Adjusted EBITDA increased 11 percent to a record $46.0 million and represented 20.7 percent of revenue compared to $41.3 million and 21.1 percent of revenue in the prior year quarter. Operating cash flow decreased 58 percent to $18.8 million compared to $44.4 million in 2021 due to an increase in working capital to support shipments in the second half of 2022.

Bookings increased 25 percent to $265.9 million compared to $213.2 million in 2021. Organic bookings increased 17 percent, which excludes a 12 percent increase from acquisitions and a four percent decrease from the unfavorable effect of foreign currency translation.

Kadant Reports Second Quarter 2022 Results
August 2, 2022

Summary and Outlook
"We are pleased with the exceptionally strong first half of 2022 and our record backlog has us positioned well for the year,” Mr. Powell continued. "As we look ahead to the second half of 2022, we continue to see good levels of project activity despite the ongoing macroeconomic challenges. However, we expect industrial demand to moderate as consumer demand slows in response to actions taken by governments and central banks to control inflation.

"We are raising the lower end of our revenue guidance and we now expect revenue of $890 to $905 million in 2022, revised from our previous guidance of $885 to $905 million. We are maintaining our GAAP diluted EPS guidance of $10.05 to $10.25, which includes a $1.30 gain on the sale of a facility, $0.04 of acquisition-related costs, and a $0.01 impairment charge. Excluding these items, we expect adjusted diluted EPS of $8.80 to $9.00. The 2022 guidance includes a negative effect from foreign currency translation, lowering revenue guidance by $45 million and adjusted diluted EPS guidance by $0.49. For the third quarter of 2022, we expect GAAP diluted EPS of $1.99 to $2.09 on revenue of $211 to $218 million."

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, August 3, 2022, at 11:00 a.m. eastern time to discuss its second quarter performance, as well as future expectations. Please note that there is a new process to access the webcast. To listen to the webcast, go to the “Investors” section of the Company’s website at www.kadant.com to access the webcast link. Participants interested in joining the call’s live question and answer session are required to register by either visiting https://register.vevent.com/register/BI405e5e1786334c5f899ed7e6388f2e11 or clicking the Q&A link on our website to receive a dial-in number and unique PIN. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on our website through September 2, 2022.

Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. After the webcast, Kadant will post its updated general investor presentation incorporating the second quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted diluted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Revenue in the second quarter of 2022 included $19.9 million from acquisitions and a $9.1 million unfavorable foreign currency translation effect. Revenue in the first six months of 2022 included $39.9 million from acquisitions and a $12.9 million unfavorable foreign currency translation effect. Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude impairment costs, acquisition costs, amortization expense related to acquired profit in inventory and backlog, and certain gains or losses. Collectively, these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the

Kadant Reports Second Quarter 2022 Results
August 2, 2022

performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Second Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax acquisition costs of $0.6 million in 2021.

Adjusted net income and adjusted diluted EPS exclude:
•After-tax acquisition costs of $0.6 million in 2021.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $6.9 million in 2022 and $2.1 million in 2021.

First Six Months
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax gain on the sale of a facility of $20.2 million in 2022.
•Pre-tax acquisition costs of $0.1 million in 2022 and $1.9 million in 2021.
•Pre-tax indemnification asset reversal of $0.6 million in 2022.
•Pre-tax impairment costs of $0.2 million in 2022.
•Pre-tax expense related to amortization of acquired profit in inventory and backlog of $0.5 million in 2022 and $0.1 million in 2021.

Adjusted net income and adjusted diluted EPS exclude:
•After-tax gain on the sale of a facility of $15.1 million ($20.2 million net of tax of $5.1 million) in 2022.
•After-tax acquisition costs of $0.1 million in 2022 and $1.7 million ($1.9 million net of tax of $0.2 million) in 2021.
•After-tax impairment costs of $0.1 million ($0.2 million net of tax of $0.1 million) in 2022.
•After-tax expense related to amortization of acquired profit in inventory and backlog of $0.4 million ($0.5 million net of tax of $0.1 million) in 2022 and $0.1 million in 2021.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $9.8 million in 2022 and $4.3 million in 2021.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

Kadant Reports Second Quarter 2022 Results
August 2, 2022

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
Consolidated Statement of Income	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Revenue	$221,649	$195,811	$448,129	$368,274
Costs and Operating Expenses:
Cost of revenue	125,611	110,493	253,880	207,241
Selling, general, and administrative expenses	55,319	49,267	114,487	98,698
Research and development expenses	3,251	3,041	6,329	5,898
Gain on sale and other expense, net (b)	—	—	(20,008)	—
	184,181	162,801	354,688	311,837
Operating Income	37,468	33,010	93,441	56,437
Interest Income	277	56	379	121
Interest Expense	(1,366)	(1,066)	(2,600)	(2,177)
Other Expense, Net	(19)	(24)	(41)	(48)
Income Before Provision for Income Taxes	36,360	31,976	91,179	54,333
Provision for Income Taxes	9,951	8,949	23,329	14,510
Net Income	26,409	23,027	67,850	39,823
Net Income Attributable to Noncontrolling Interest	(239)	(163)	(488)	(398)
Net Income Attributable to Kadant	$26,170	$22,864	$67,362	$39,425

Earnings per Share Attributable to Kadant:
Basic	$2.24	$1.97	$5.78	$3.41
Diluted	$2.24	$1.96	$5.77	$3.39

Weighted Average Shares:
Basic	11,660	11,579	11,645	11,566
Diluted	11,689	11,650	11,672	11,631

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	July 2, 2022	July 2, 2022	July 3, 2021	July 3, 2021
Net Income and Diluted EPS Attributable to Kadant, as Reported	$26,170	$2.24	$22,864	$1.96
Adjustments for the Following, Net of Tax:
Acquisition Costs	—	—	557	0.05
Acquired Profit in Inventory and Backlog Amortization (c,d)	—	—	21	—
Adjusted Net Income and Adjusted Diluted EPS (a)	$26,170	$2.24	$23,442	$2.01

	Six Months Ended		Six Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	July 2, 2022	July 2, 2022	July 3, 2021	July 3, 2021
Net Income and Diluted EPS Attributable to Kadant, as Reported	$67,362	$5.77	$39,425	$3.39
Adjustments for the Following, Net of Tax:
Gain on Sale (b)	(15,143)	(1.30)	—	—
Acquisition Costs	59	0.01	1,730	0.15
Impairment Costs	135	0.01	—	—
Acquired Profit in Inventory and Backlog Amortization (c,d)	387	0.03	65	0.01
Adjusted Net Income and Adjusted Diluted EPS (a)	$52,800	$4.52	$41,220	$3.54

-more-

Kadant Reports Second Quarter 2022 Results
August 2, 2022

	Three Months Ended			Increase Excluding Acquisitions and FX (a,e)
Revenue by Segment	July 2, 2022	July 3, 2021	Increase
Flow Control	$85,220	$70,762	$14,458	$5,458
Industrial Processing	84,402	82,681	1,721	5,219
Material Handling	52,027	42,368	9,659	4,312
	$221,649	$195,811	$25,838	$14,989

Percentage of Parts and Consumables Revenue	66%	64%

	Six Months Ended		Increase	Increase Excluding Acquisitions and FX (a,e)
	July 2, 2022	July 3, 2021
Flow Control	$171,046	$134,516	$36,530	$16,685
Industrial Processing	177,487	151,835	25,652	30,405
Material Handling	99,596	81,923	17,673	5,796
	$448,129	$368,274	$79,855	$52,886

Percentage of Parts and Consumables Revenue	65%	66%

	Three Months Ended		Increase	Increase Excluding Acquisitions and FX (e)
Bookings by Segment	July 2, 2022	July 3, 2021
Flow Control	$97,347	$71,819	$25,528	$15,187
Industrial Processing	109,883	101,899	7,984	11,946
Material Handling	58,675	39,447	19,228	9,610
	$265,905	$213,165	$52,740	$36,743

Percentage of Parts and Consumables Bookings	59%	60%

	Six Months Ended		Increase	Increase Excluding Acquisitions and FX (e)
	July 2, 2022	July 3, 2021
Flow Control	$197,458	$147,818	$49,640	$28,565
Industrial Processing	216,227	188,505	27,722	33,095
Material Handling	118,315	81,331	36,984	19,077
	$532,000	$417,654	$114,346	$80,737

Percentage of Parts and Consumables Bookings	59%	62%

	Three Months Ended		Six Months Ended
Business Segment Information	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Gross Margin:
Flow Control	52.8%	52.8%	52.6%	53.0%
Industrial Processing	38.4%	40.1%	38.5%	40.3%
Material Handling	35.9%	34.9%	36.1%	34.8%
	43.3%	43.6%	43.3%	43.7%

-more-

Kadant Reports Second Quarter 2022 Results
August 2, 2022

	Three Months Ended		Six Months Ended
Business Segment Information (continued)	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Operating Income:
Flow Control	$22,707	$19,324	$44,432	$34,770
Industrial Processing (i)	15,285	17,248	53,444	28,354
Material Handling (i)	8,701	5,281	14,545	9,450
Corporate (i)	(9,225)	(8,843)	(18,980)	(16,137)
	$37,468	$33,010	$93,441	$56,437

Adjusted Operating Income (a,f):
Flow Control	$22,707	$19,563	$44,276	$36,006
Industrial Processing	15,285	17,301	34,011	28,494
Material Handling	8,701	5,619	15,262	10,062
Corporate	(9,225)	(8,843)	(18,980)	(16,137)
	$37,468	$33,640	$74,569	$58,425

Capital Expenditures:
Flow Control	$1,031	$368	$1,556	$702
Industrial Processing (h)	5,073	1,191	7,025	2,995
Material Handling	843	495	1,227	616
Corporate	—	5	7	5
	$6,947	$2,059	$9,815	$4,318

	Three Months Ended		Six Months Ended
Cash Flow and Other Data	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Operating Cash Flow	$18,797	$44,386	$42,565	$63,478
Less: Capital Expenditures (h)	(6,947)	(2,059)	(9,815)	(4,318)
Free Cash Flow (a)	$11,850	$42,327	$32,750	$59,160

Depreciation and Amortization Expense	$8,486	$7,716	$17,931	$15,402

Balance Sheet Data	July 2, 2022	January 1, 2022
Assets
Cash, Cash Equivalents, and Restricted Cash	$78,026	$94,161
Accounts Receivable, net	124,704	117,209
Inventories	156,426	134,356
Contract Assets	11,861	8,626
Property, Plant, and Equipment, net	105,919	107,989
Intangible Assets	183,317	199,343
Goodwill	384,109	396,887
Other Assets	79,641	73,641
	$1,124,003	$1,132,212
Liabilities and Stockholders' Equity
Accounts Payable	$55,924	$59,250
Debt Obligations	223,817	264,597
Other Borrowings	4,495	4,917
Other Liabilities	233,603	237,832
Total Liabilities	517,839	566,596
Stockholders' Equity	606,164	565,616
	$1,124,003	$1,132,212

-more-

Kadant Reports Second Quarter 2022 Results
August 2, 2022

	Three Months Ended		Six Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Consolidated
Net Income Attributable to Kadant	$26,170	$22,864	$67,362	$39,425
Net Income Attributable to Noncontrolling Interest	239	163	488	398
Provision for Income Taxes	9,951	8,949	23,329	14,510
Interest Expense, Net	1,089	1,010	2,221	2,056
Other Expense, Net	19	24	41	48
Operating Income	37,468	33,010	93,441	56,437
Gain on Sale (b)	—	—	(20,190)	—
Acquisition Costs	—	603	76	1,901
Indemnification Asset Reversal (g)	—	—	575	—
Impairment Costs	—	—	182	—
Acquired Backlog Amortization (c)	—	27	703	87
Acquired Profit in Inventory Amortization (d)	—	—	(218)	—
Adjusted Operating Income (a)	37,468	33,640	74,569	58,425
Depreciation and Amortization	8,486	7,689	17,228	15,315
Adjusted EBITDA (a)	$45,954	$41,329	$91,797	$73,740
Adjusted EBITDA Margin (a,j)	20.7%	21.1%	20.5%	20.0%

Flow Control
Operating Income	$22,707	$19,324	$44,432	$34,770
Acquisition Costs	—	239	62	1,236
Acquired Profit in Inventory Amortization (d)	—	—	(218)	—
Adjusted Operating Income (a)	22,707	19,563	44,276	36,006
Depreciation and Amortization	2,297	1,568	4,644	3,140
Adjusted EBITDA (a)	$25,004	$21,131	$48,920	$39,146
Adjusted EBITDA Margin (a,j)	29.3%	29.9%	28.6%	29.1%

Industrial Processing
Operating Income (i)	$15,285	$17,248	$53,444	$28,354
Gain on Sale (b)	—	—	(20,190)	—
Indemnification Asset Reversal (g)	—	—	575	—
Impairment Costs	—	—	182	—
Acquisition Costs	—	53	—	80
Acquired Backlog Amortization (c)	—	—	—	60
Adjusted Operating Income (a)	15,285	17,301	34,011	28,494
Depreciation and Amortization	3,080	3,403	6,354	6,741
Adjusted EBITDA (a)	$18,365	$20,704	$40,365	$35,235
Adjusted EBITDA Margin (a,j)	21.8%	25.0%	22.7%	23.2%

Material Handling
Operating Income (i)	$8,701	$5,281	$14,545	$9,450
Acquisition Costs	—	311	14	585
Acquired Backlog Amortization (c)	—	27	703	27
Adjusted Operating Income (a)	8,701	5,619	15,262	10,062
Depreciation and Amortization	3,083	2,682	6,179	5,368
Adjusted EBITDA (a)	$11,784	$8,301	$21,441	$15,430
Adjusted EBITDA Margin (a,j)	22.6%	19.6%	21.5%	18.8%

-more-

Kadant Reports Second Quarter 2022 Results
August 2, 2022

		Three Months Ended		Six Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (continued) (a)		July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Corporate
	Operating Loss (i)	$(9,225)	$(8,843)	$(18,980)	$(16,137)
	Depreciation and Amortization	26	36	51	66
	EBITDA (a)	$(9,199)	$(8,807)	$(18,929)	$(16,071)

(a)	Represents a non-GAAP financial measure.

(b)	Includes a $20.2 million gain on the sale of a Chinese facility in our Industrial Processing segment pursuant to a relocation plan.

(c)	Represents intangible amortization expense associated with acquired backlog.

(d)	Represents income within the cost of revenue associated with amortization of acquired profit in inventory.

(e)	Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(f)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(g)	Represents an indemnification asset reversal related to the release of tax reserves associated with uncertain tax positions.

(h)	Includes $3.1 million and $3.2 million in the three and six months ended July 2, 2022, respectively, related to the construction of a new manufacturing facility in China.

(i)	Operating income by segment has been recast in the first six months of 2021 to include acquisition costs of $0.5 million and $0.1 million in our Material Handling and Industrial Processing segments, respectively, which were previously included in Corporate.

(j)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,000 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the fiscal year ended January 1, 2022 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; health epidemics; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; supply chain constraints, inflationary pressure, price increases and shortages in raw materials;
-more-

Kadant Reports First Quarter 2022 Results
August 2, 2022

competition; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; substitution of an alternative index for LIBOR; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com

###